                                                                   EXHIBIT 10.47


                         AGREEMENT FOR PURCHASE AND SALE
                             OF MEMBERSHIP INTEREST
                             ----------------------

         This Agreement is made as of the 15th day of December, 1997, by and between Boca Roadhouse, Inc., a Florida corporation ("Buyer"), Roadhouse Grill, Inc., a Florida corporation ("Seller"), and Boca Roadhouse, L.C., a Florida limited liability company (the "Company").

                                   WITNESSETH:

         WHEREAS, Buyer and Seller are the sole members of the Company which owns and operates a Roadhouse Grill franchised restaurant located at 21212 St. Andrews Blvd., Boca Raton, Florida 33434 (the "Restaurant"); and

         WHEREAS, Buyer desires to purchase and Seller desires to sell Seller's fifty percent (50%) membership interest in the Company (the "Membership Interest") upon the terms and conditions hereafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. RECITALS CONFIRMED. The foregoing recitals are true and correct and are incorporated herein by reference.

         2. PURCHASE AND SALE OF MEMBERSHIP INTEREST. Buyer hereby agrees to buy from Seller and Seller hereby agrees to sell to Buyer the Membership Interest free and clear of all claims, liens, obligations and encumbrances except as explicitly provided for herein.

         3. PURCHASE PRICE. The purchase price shall be One Hundred Dollars ($100.00) payable in full at closing.

         4. REPRESENTATIONS AND WARRANTIES BY SELLER. The parties acknowledge that notwithstanding Buyer's ownership of fifty percent (50%) of the membership interests of the Company, Seller has: managed all of the operations of the Restaurant pursuant to the Management Agreement (as hereinafter defined); managed and controlled all of the operational activities of the Company, as Operating Manager thereof pursuant to the Operating Agreement (as hereinafter defined); and controlled all of the operations of the overall Roadhouse Grill franchise system in accordance with the Franchise Agreement (as hereinafter defined). Subject to and in light of the foregoing, Seller hereby represents and warrants that:

DETAIL OF PAYABLE TO ROADHOUSE GRILL, INC.

Vouchers paid by RHG, Inc.      $ 66,569.89  See attached schedule for breakdown
Instore Transfers               $    188.98
Payroll                         $  9,450.69
Services paid by RHG, Inc.      $ 75,429.97  See attached schedule for breakdown
                                -----------
                                $151,639.50
                                ===========

                  (a) Seller is duly organized, validly existing and in good standing under the laws of the State of Florida, and has all the necessary powers to own its properties and carry on its business as now owned and operated by it.

                  (b) The Company is duly organized, validly existing and in good standing under the laws of the State of Florida and has all the necessary powers to own its properties and carry on its business as now owned and operated by it.

                  (c) The Company's articles of organization were filed December 16, 1996, and have not been modified or amended. A copy of the Company's Operating Agreement dated December 12, 1996, by and among Buyer and Seller (the "Operating Agreement") has been provided to Buyer. Said Operating Agreement has not been revoked, modified or amended. Seller's Membership Interest is validly issued and outstanding, fully paid and non-assessable, and was issued in compliance with all applicable federal and state securities laws.

                  (d) Except for the Membership Interest and the membership interests in the Company owned by Buyer, no membership interests in the Company have ever been or as of closing will be issued. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or transfer with respect to the Membership Interest or any other membership interests in the Company except for rights created by this Agreement.

                  (e) Seller has full power and authority to enter into, execute and deliver this Agreement and all other documents and instruments to be executed and delivered by Seller pursuant to or in furtherance of this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been or shall be duly authorized by all necessary corporate action on the part of Seller and by all necessary action on the part of the Company. Seller and the Company each have the right, power, legal capacity, and authority to enter into and perform their respective obligations under this Agreement and this Agreement constitutes, and each document or instrument to be executed by Seller and/or the Company pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding obligations of the Seller and the Company enforceable in accordance with their terms.

                  (f) Except as listed on Exhibit 4(f) attached hereto and incorporated herein by reference, there are no liens, mortgages, restrictions, pledges, encumbrances or charges on the Membership Interest or on any of the assets of the Company.

                  (g) Exhibit 4(g) lists all contracts and agreements, verbal and written, to which the Company is a party or to which its assets are subject, which will not be terminated or otherwise satisfied contemporaneously with closing. Except as set forth on Exhibit 4(g), neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated by it, will result in a breach of, or give rise to termination of, or accelerate the performance required by any terms of, any agreement to which the Company is a party, or constitute a default thereunder or result in the creation of any lien, charge, or encumbrance upon any of the assets of the Company.

                  (h) Except as listed on Exhibit 4(h) attached hereto and incorporated herein by reference, no consent, authorization, approval, exemption, or other action by, and no filing, registration, or qualification with, any third party, including, without limitation, any governmental authority, will be necessary in connection with the execution and delivery of this Agreement and all documents to be entered into in connection therewith, and the consummation of the transactions contemplated hereby and thereby, or the performance by Seller of its obligations hereunder and thereunder.

                  (i) The Company has operated its business in compliance with all laws, rules, regulations and ordinances of governmental authorities affecting the business and has paid all taxes required to be paid by it. The Company has accurately prepared and timely and properly filed all United States income tax returns and all state and local tax returns that are required to be filed by it, and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. The federal income tax returns of the Company have not been audited by the Internal Revenue Service. No deficiency, assessment or proposed adjustment of the Company's federal, state or local tax returns is pending.

                  (j) Except for the Cairo action described in paragraph 11(c) of this Agreement, there are no judgments, actions, suits or proceedings pending or threatened against the Company, or affecting any of its properties or rights, and Seller is not aware of any facts which might result in any such action, suit, or proceeding. The Company is not in default with respect to any order or decree of any court or of any governmental agency or instrumentality.

                  (k) None of the representations and warranties made by Seller in any certificate, exhibit or memorandum furnished or to be furnished by it or on its behalf, and information contained and statements made therein, contains or will contain any untrue statement or a material fact, or omits any material fact, the omission of which would be misleading.

         5. REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer hereby represents and warrants that:

                  (a) Buyer is duly organized, validly existing and in good standing under the laws of the State of Florida, and has all the necessary powers to own its properties and carry on its business as now owned and operated by it.

                  (b) Buyer has full power and authority to enter into, execute and deliver this Agreement and all other documents and instruments to be executed and delivered by Buyer pursuant to or in furtherance of this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been or shall be duly authorized by all necessary corporate action on the part of Buyer. Buyer has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and this Agreement constitutes, and each document or instrument to be executed by Buyer pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding obligations of the Buyer enforceable in accordance with their terms.

                  (c) No consent, authorization, approval, exemption or other action by, and no filing, registration or qualification with, any governmental authority is or will be necessary in connection with the execution and delivery by Buyer of this Agreement and all documents to be entered into in connection herewith, the consummation of the transactions contemplated hereby and thereby, or the performance by Buyer of its obligations hereunder and thereunder.

                  (d) Buyer represents that the Membership Interest is being acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or other transfer thereof, and that it has no present intention of selling or otherwise transferring the same.

                  (e) None of the representations and warranties made by Buyer in any certificate, exhibit or memorandum furnished or to be furnished by it or on its behalf, and information contained and statements made therein, contains or will contain any untrue statement or a material fact, or omits any material fact, the omission of which would be misleading.

         6. CLOSING. The transfer of the Membership Interest by Seller to Buyer (the "Closing") shall take place on or before December 14, 1997 at such time and place as the parties agree (the "Closing Date").

                  (a) At the Closing, Seller shall deliver or cause to be delivered to Buyer, the following instruments and documents, in form and substance satisfactory to Buyer, against delivery of the items specified in
Section 6(b):

                            (i) Assignment of Membership Interest and Certificate(s) representing the Membership Interest being acquired in connection with this transaction;

                           (ii)     Company resolution(s) approving the
                                    transaction on the part of the Company;

                          (iii) Corporate resolution(s) approving the transaction on the part of the Seller;

                           (iv) Termination of the Company's Operating Agreement between Buyer and Seller.

                            (v)     Termination of the Franchise Agreement;

                           (vi)     Termination of the Management Agreement;

                          (vii)     Deleted;

                         (viii) Assignments and assumptions of executory contracts, if any; and

                           (ix) Such other documents and instruments as shall be necessary or convenient to effectuate this transaction, including, without limitation, all books and records of the Company.

                  (b) At the Closing, Buyer shall deliver or cause to be delivered to Seller, the following instruments and documents, in form and substance satisfactory to Sellers, against delivery of the items specified in
Section 6(a):

                            (i)     A check in the amount of the purchase price;

                           (ii) Corporation resolution(s) approving the transaction;

                          (iii) Termination of the Company's Operating Agreement between Buyer and Seller.

                           (iv)     Termination of the Franchise Agreement;

                            (v)     Termination of the Management Agreement;

                           (vi)     Deleted;

                      (vii) Assignments and assumptions of executory contracts, if any; and

                     (viii) Such other documents and instruments as shall be necessary or convenient to effectuate this transaction.

                  Each party at any time after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents and instruments of transfer, reasonably requested by the other party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party for the purpose of complying with the terms of this Agreement.

         7.       Intentionally Deleted.

         8.       COSTS.

                  (a) Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no broker is entitled to any commission or finder's fee in connection with any of these transactions. Seller and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

                  (b) Except as may otherwise be provided in this Agreement, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                  (c) If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and expenses, court costs and all expenses even if not taxable as court costs (including, but not limited to, all attorneys' fees and expenses incident to any appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

         8.A. LIABILITIES, COSTS, EXPENSES, PAYABLES AND ADJUSTMENTS. Exhibit 8A-1 lists all costs, expenses, liabilities and obligations owed by the Company as of December 7, 1997, which are known or reflected on the Company's books and records ("Contract Date Payables"). Seller represents that the Contract Date Payables are accurate, to the best of the Company's knowledge, information and belief, and represent legitimate obligations of the Company consistent with the Company's books and records and prior accounting practices.
Exhibit 8A-2 lists all cash, cash equivalents and any other assets owned by the Company which may be used to satisfy Company obligations ("Contract Date Cash and Equivalents"). Seller represents that the Contract Date Cash and Equivalents are accurate, to the best of the Company's knowledge, information and belief, and represent legitimate assets of the Company consistent with the Company's books and records and prior accounting practices. The parties shall utilize the Contract Date Cash and Equivalents and otherwise satisfy the Contract Date Payables, as well as costs, expenses, liabilities, obligations and Cash and Cash Equivalents arising subsequent to December 7, 1997, and prior to the Closing Date (or arising after the Closing Date, but proratable to a period prior to the Closing Date) in the following manner:

                  (a) The Contract Date Payables shall be reduced by the sum of the Seller's Credit and the Affiliate's Credit (as described in paragraph 11 herein) in the total amount of $206,639.50, leaving a "Reduced Contract Date Payables" of $125,628.00.

                  (b) Seller shall cause the Company to apply the total Contract Date Cash and Equivalents (and shall be given a credit for the Lease and sales tax deposits, as reflected in Exhibit 8A-2) to arrive at a "Net Contract Date Payables" of $50,701.04. The Seller shall pay to the Company the sums of $20,247 and $30,000 for the food and liquor inventory and the small wares, respectively (as reflected on Exhibit 8A-2). Company hereby transfers title (upon receipt of payment) to such assets, as well as to all proprietary items and assets which require de-identification under the Franchise Agreement, to Seller, and Seller is hereby authorized to remove such items from the Company's business premises.

                  (c) Within ten (10) days after Closing, Buyer shall pay to the Company an amount equal to fifty percent (50%) of the Net Contract Date Payables in the amount of $25,351.00, plus $11,680.00 representing the aforedescribed deposits.

                  (d) The Contract Date Payables constitute all known obligations of the Company through December 7, 1997, and Seller is unaware of any additional obligations which may arise prior to Closing, or which are properly proratable to a period prior to Closing other than normal operating expenses which Seller anticipates will be covered by additional cash and cash equivalents generated through the Closing Date.

                  (e) Accordingly, subject to payment by Buyer to Seller in accordance with paragraph 8A(c), Seller shall satisfy all Reduced Contract Date Payables, at its sole cost and expense, utilizing the Contract Date Cash and Equivalents therefor.

                  (f) In the event that the Company incurs costs, expenses, liabilities and obligations in excess of cash and cash equivalents attributable to any period through the Closing Date or properly proratable through the Closing Date (excluding any amounts payable to Seller or affiliates of Seller which amounts Seller expressly waives), up to a total deficit of $10,000.00 (specifically including, but not limited to a bill for roof repair from Trammell Crow in the approximate amount of $5,700), such deficit shall be divided evenly among the parties. Seller shall pay any portion of the deficit in excess of $10,000. Because Seller maintains the Company's existing bank account, and Buyer anticipates establishing a new bank account for the Company within which to conduct operations, Seller shall account for all costs, expenses, liabilities, obligations, cash and cash equivalents of the Company arising subsequent to December 7, 1997, and attributable any period prior to the Closing. On January 30, 1997 ("Adjustment Date"), Seller shall provide Buyer with an accounting for all of such items through the Adjustment Date. Subject to a reasonable review, Buyer shall pay its share of the deficit, if any, shown thereon, subject to the limitations described in paragraph 8A(f) above.

                  (g) Seller acknowledges that Buyer has relied upon Seller's preparation of the financial statements supporting exhibits 8A-1 and 8A-2 in entering into this Agreement.

         9. OBLIGATIONS OF THE PARTIES AND CERTAIN OTHER TRANSACTIONS AFTER CLOSING.

                  (a) Seller hereby agrees to indemnify Buyer and Company from and hold them harmless against claims, damages, liabilities and losses incurred by Buyer and/or Company and resulting from any materially inaccurate representation made by the Seller in or under this Agreement or breach or default in the performance by the Seller of any of the covenants or obligations to be performed by it hereunder.

                  (b) From and after the Closing Date, Buyer shall immediately notify Seller of any claim made for which Buyer or Company seeks indemnification from Seller pursuant to Section 9(a) or otherwise in this Agreement. With respect to any such liability, Buyer shall not, except with the prior written consent of Seller, make or accept, as the case may be, any payment of, or settle or offer to settle or consent to any compromise with respect to, any such liability.

                  (c) Buyer hereby agrees to indemnify Seller from and hold it harmless against claims, damages, liabilities and losses incurred by Seller and resulting from any materially inaccurate representation made by Buyer in or under this Agreement or breach or default in the performance by Buyer of any of the covenants or obligations to be performed by it hereunder.

                  (d) From and after the Closing Date, Seller shall immediately notify Buyer of any claim made for which Seller seeks indemnification pursuant to Section 9(c) or otherwise in this Agreement. With respect to any such liability, Seller shall not, except with the prior written consent of Buyer, make or accept, as the case may be, any payment of or settle or offer to settle or consent to any compromise with respect to, any and such liability.

                  (e) Seller shall cause the Company to provide notice to all parties to the Contracts of the transaction contemplated hereby. Buyer shall not be required to assume any of such contracts to which the Company is not a party; provided, that Seller shall reasonably cooperate to assign its rights under any such contracts that Buyer elects to assume.

                  (f) Seller hereby indemnifies Buyer and Company from and holds them harmless against any and all claims, damages, liabilities and losses resulting from customers claiming under gift certificates sold or issued by Seller or Company prior to Closing.

                  (g) Except as otherwise provided herein, all representations, warranties, covenants, agreements and obligations hereunder or otherwise made in writing by either party pursuant hereto shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

         10. LIMITED JOINDER/GUARANTY INDEMNIFICATION. Buyer, and Buyer's individual shareholders, E. Hal Dickson, George Burmeister and William Hoffman, jointly and severally, hereby indemnify Seller from and hold it harmless against
(i) Seller's obligation under that certain Indemnification Agreement dated December 12, 1996, by and between Seller and Dennis Forgione and Dawn Forgione (collectively "Forgione"), pursuant to which Seller indemnified Forgione for their guaranty (the "Guaranty") under that certain Lease Agreement (the "Lease") between Seller and TCW Fund IV Holding Co. ("Landlord"), as subsequently assigned to and assumed by the Company, and (ii) the Cairo obligation described in paragraph 11(c) of this Agreement. The parties agree and acknowledge, that as of the date hereof, the Guaranty is limited to Twenty Thousand Dollars ($20,000). Buyer shall cause its shareholders to execute the limited joinder to this Agreement.

         11. SALE OF NEW BUSINESS WITHIN EIGHTEEN MONTHS. In the event Buyer, or a Permissible transferee (as hereinafter defined) of Buyer, sells all or substantially all of the Company's assets or all or substantially all of the equity ownership in the Company and/or enters into any agreement to sell or which provides any option to buy (excluding franchise and/or operating agreements which provide for such options in the event of default and/or transfers to related parties which own or control or are owned or controlled by the Buyer ("Permissible transferee")), within eighteen (18) months of the date hereof, Seller shall be entitled to a portion of the net sales proceeds (after payment of customary and usual closing expenses), in accordance with the following formula:

                  (a) The decision to sell shall be made by Buyer in its sole and absolute discretion.

                  (b) Exhibit 8A-1 contains a list of the Company's accounts payable and payables to related parties which includes $151,639.50 which Seller claims is owed to Seller ("Seller's Credit") and $55,000.00 Seller claims is owed to an affiliate ("Affiliate's Credit"). Seller represents that Seller's Credit and Affiliate's Credit are the sum of, as of the Closing Date, amounts of costs and expenses advanced by Seller or affiliates of Seller on behalf of the Company over and above amounts contributed equally by Seller and Buyer, and/or owed to Seller but not paid by the Company. Seller shall not be entitled to such Seller's Credit, or any part thereof, nor Affiliate's Credit, or any part thereof, unless a sale occurs in accordance with this paragraph 11.

                  (c) Buyer represents that it has paid or will pay the sum of One Hundred Ten Dollars ($110,000) to Edward Cairo, Sr. and Norma Cairo, as settlement in full of that certain action filed in Palm Beach County Circuit Court styled EDWARD CAIRO, SR. AND NORMA CAIRO, PLAINTIFF V. BOCA ROADHOUSE, INC., DEFENDANT, CASE, NO. CL-97-008346, and in satisfaction of all claims brought thereunder (collectively, the "Cairo obligation"). Buyer also anticipates that it will expend considerable sums for renovation and/or conversion of the Company's business premises to accommodate a new business (the "Conversion Expenses"). For purposes of this paragraph 10(b), the sum of the Cairo obligation and the Conversion Expenses shall be referred to as "Buyer's Credit".

                  (d) The net sales proceeds shall be paid to Buyer and Seller on a pro rata basis based upon the Buyer's Credit and the sum of the Seller's Credit and Affiliate's Credit, or any part thereof, until paid in full.

                  (e) After payment of the Buyer's Credit and the Seller's and Affiliate's Credits in full, Seller shall be entitled to fifty percent (50%) of the remaining net sales proceeds, if any; provided, that if Seller procures the buyer, then its 50% share shall be increased to 60%; and further provided that if Buyer procures the buyer, then Seller's share shall be decreased to 40%.

                  (f) Seller shall have the right to review all offers and contracts submitted to Buyer and/or Company for the purchase and sale of the Company and/or its assets which are subject to Seller's rights under this paragraph 11.

         12. FRANCHISE AGREEMENT. Seller and Buyer entered into that certain Roadhouse Grill Franchise Agreement (the "Franchise Agreement") on or about November 8, 1994 between Buyer, as franchisee, and Seller, as franchisor. The Franchise Agreement was subsequently assigned to and assumed by the Company on or about December 12, 1996, which assignment and assumption was consented to by Seller, as franchisor. The parties hereby terminate the Franchise Agreement, effective on the Closing Date. Seller shall, in good faith, remove all proprietary items to which it is entitled pursuant to the Franchise Agreement and shall take all other action and do all things necessary in order to terminate the Franchise Agreement in accordance with the terms thereof without cost to Buyer or the Company. Each party hereby releases the other from any other obligations under the Franchise Agreement, including, without limitation, all rights and obligations referred to in paragraph 14 of the Franchise Agreement (except paragraph C thereof).

         13. MANAGEMENT AGREEMENT. Seller and Buyer entered into that certain Roadhouse Grill Management Agreement (the "Management Agreement") on or about November 8, 1994 between Buyer and Seller. The Management Agreement was subsequently assigned to and assumed by the Company on or about December 12, 1996, which assignment and assumption was consented to by Seller, as Manager. The parties hereby terminate the Management Agreement, effective on the Closing Date. Seller shall, in good faith, take all action and do all things necessary in order to terminate the Management Agreement in accordance with the terms thereof (including, without limitation, the transfer of all licenses, if any) without cost to Buyer or the Company. Each party hereby releases the other from any other obligations under the Management Agreement. Notwithstanding the foregoing, the parties acknowledge that Seller's Credit (described in paragraph 11(b) herein) includes management fees, which shall be payable along with the balance of the Seller's Credit in accordance with the terms of paragraph 11.

         14. OPERATING AGREEMENT. On or about December 12, 1996, Buyer and Seller entered into the Operating Agreement of Boca Roadhouse, L.C. (the "Operating Agreement") as sole members of the Company. Buyer and Seller hereby terminate the Operating Agreement and release each other from any and all obligations thereunder effective as of the Closing Date.

         15. TAX RETURNS. The parties hereby select KPMG Peat Marwick as the accountants to prepare all required income tax returns of the Company for all periods which include the Closing Date; provided that Buyer shall be responsible for the tax liability attributable to any income arising between Closing and December 31, 1997. The costs of such tax return preparation, income tax liability, if any, and all costs, if any, which may be incurred upon audit or other examination shall be borne equally by the parties; provided, that Buyer shall be responsible for any tax liability of Company attributable to a period after the Closing Date.

         16.  MISCELLANEOUS PROVISIONS.

                  (a) This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

                  (b) The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

                  (c) No party shall assign his or its rights and/or obligations hereunder without the prior written consent of each other party to this Agreement, said consent not to be unreasonably withheld.

                  (d) All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

                  (e) All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telecopy or facsimile communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to such address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by telecopy or facsimile; and
(c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  (f) If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

                  (g) In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural, wherever it appears appropriate from the context.

                  (h) The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the rights of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                  (i) Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective legal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

                  (j) No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

                  (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (l) This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

                  (m) The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

COMPANY:                            SELLER:

BOCA ROADHOUSE, L.C.                ROADHOUSE GRILL, INC.

By:  Boca Roadhouse, Inc.,          By: /s/ Dennis C. Jones
     Member                             ------------------------

                                    Its: Chief Financial Officer
                                         -----------------------
     By: /s/ William A. Hoffman
         ----------------------

     Its: President
          -------------------
                                    BUYER:

By:  Roadhouse Grill, Inc.,         BOCA ROADHOUSE, INC.
     Member

     By:                            By: /s/ William A. Hoffman
         ---------------------          ----------------------

     Its:                           Its: President
          --------------------           ---------------------


                                 LIMITED JOINDER
                                 ---------------

         The undersigned, being all of the shareholders of the Buyer, execute this Limited Joinder solely to signify their obligation, jointly and severally, to indemnify Seller from and hold it harmless against Seller's obligation for indemnification of Forgione under the Guaranty and the Cairo obligation as described in paragraph 10 of this Agreement.


                                                   /s/ William A. Hoffman
                                                   --------------------------
                                                   William A. Hoffman

                                                   /s/ George Burmeister
                                                   --------------------------
                                                   George Burmeister


                                                   --------------------------
                                                   E. Hal Dickson

                                  EXHIBITS LIST

         EXHIBIT

          4(f)             Liens and Encumbrances

          4(g)             Contracts

          4(h)             Consents and Approvals

          8A-1             Contract Date Payables

          8A-2             Contract Date Cash and Equivalents

                                  EXHIBIT 4(F)

                             LIENS AND ENCUMBRANCES

         1)       Ice Machine UCC-1

                                  EXHIBIT 4(G)

                                    CONTRACTS

                                  EXHIBIT 4(H)

                             CONSENTS AND APPROVALS

         None.

                                  EXHIBIT 8A-1

                             CONTRACT DATE PAYABLES

         Accounts Payable (see attached                       $249,673.54
         supporting schedule 8A-1.2)

         Due to Related Parties                               $ 55,000.00

         Accrued Expenses:

                  Marketing Bonus                    $ 1,000
                  Sales Tax Payable                  $12,500
                  Real/Personal Property Taxes       $12,378
                  Liquor Tax                         $ 1,716
                                                     -------
                                                              $ 27,594.00
                                                             ------------

                           SUBTOTAL                           $332,267.54

         Less: Seller's Credit
               (see attached supporting
               schedule 8A-1.1)                              ($151,639.50)
               Affiliate's Credit                            ($ 55,000.00)
                                                             ------------

         Reduced Contract Date Payables                       $125,628.04
                                                             ============

                                  EXHIBIT 8A-2

                       CONTRACT DATE CASH AND EQUIVALENTS

         Cash and Cash Equivalents                   $13,000.00

         Food and Liquor Inventory                   $20,247.00

         Small Wares                                 $30,000.00

         Lease Security Deposit                      $ 5,000.00

         Sales Tax Security Deposit                  $ 6,680.00
                                                     ----------

                                                     $74,927.00
                                                     ==========